UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 20, 2024

Kronos Bio, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39592	82-1895605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1300 So. El Camino Real, Suite 400
San Mateo, California 94402
(Address of principal executive offices including zip code)
Registrant’s telephone number, including area code: (650) 781-5200

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	KRON	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

On December 20, 2024, Kronos Bio, Inc. (the “Company”) entered into a Transition Agreement and Mutual General Release (the “Transition Agreement”) with Genentech, Inc. and F. Hoffmann-La Roche Ltd (together, “Genentech”), pursuant to which the Company and Genentech agreed to void and cancel all of the parties’ respective rights and obligations under the Collaboration and License Agreement between the parties dated January 6, 2023 (the “Collaboration Agreement”). Pursuant to the Transition Agreement, the Company will transfer and assign to Genentech all small molecule compounds, materials, data, and intellectual property generated by the Company in connection with the two discovery research programs (“Program Materials”) conducted by the Company under the Collaboration Agreement, but excluding the Company’s proprietary drug discovery platform. The Company also granted to Genentech a perpetual, irrevocable, non-exclusive and fully paid up license under certain related intellectual property owned or controlled by the Company that is necessary or reasonably useful to exploit the Program Materials. The Transition Agreement has the effect of terminating the Collaboration Agreement, and provides for a general release of any actual or potential claims between the Company and Genentech relating thereto. In addition, the Transition Agreement cancels and voids any and all downstream payment obligations between the parties relating to or arising from the Collaboration Agreement or any programs or compounds arising thereunder. The Company has made a one-time payment in connection with the termination of the Collaboration Agreement, which is intended to support the transition of all activities under the Collaboration Agreement to Genentech.

The foregoing is a summary description of certain terms of the Transition Agreement and does not purport to be complete, and is qualified in its entirety by reference to the full text of the Transition Agreement to be filed, with confidential terms redacted, as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2024.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRONOS BIO, INC.

Dated: December 27, 2024	By:	/s/ Deborah Knobelman
Deborah Knobelman, Ph.D.
President, Interim Chief Executive Officer, Chief Financial Officer and Chief Operating Officer